Exhibit 5.1

GRAUBARD MILLER
The Chrysler Building
405 Lexington Avenue
New York, New York 10174

July 11, 2022

Chicken Soup for the Soul Entertainment, Inc.
132 E. Putnam Avenue, Floor 2W

Cos Cob, Connecticut 06807

Re:         Registration Statement

Ladies and Gentlemen:

We have acted as counsel for Chicken Soup for the Soul Entertainment Inc., a Delaware corporation (“Company”), in connection with the preparation of the Registration Statement on Form S-4 (“Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to (a) the proposed issuance (the “Merger Issuance”) by the Company of up to an aggregate of 4,700,000 shares of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”) in exchange for (i) the outstanding Class A common stock of Redbox Entertainment Inc. (“Redbox”) and the outstanding common units of Opco LLC (as defined below) under the terms of a Merger Agreement (the “Merger Agreement”), dated as of May 10, 2022, by and among the Company, Redbox, RB First Merger Sub Inc., a wholly owned subsidiary of the Company, RB Second Merger Sub LLC, a wholly owned subsidiary of the Company, Redwood Opco Merger Sub LLC, and Redwood Intermediate LLC, a Delaware limited liability company (“Opco LLC”) and (ii) the outstanding common units of Opco LLC, and (b) the proposed issuance (the “Warrant Exercise Issuances”), from time to time, of an aggregate of up to 1,500,000 shares of Common Stock upon exercise of Redbox’s outstanding public and private warrants, which, upon consummation of the Mergers shall remain outstanding but become the right to receive upon valid exercise thereof shares of Common Stock equal to the product of (A) the number of shares of Redbox Class A common stock subject to such warrant immediately prior to the consummation of the Mergers and (B) the Exchange Ratio (as defined in the Merger Agreement), with a corresponding change to the exercise price of such warrant based on the Exchange Ratio.

In rendering the opinions set forth below, we have examined (a) the Registration Statement and the exhibits thereto and the annexes to the proxy statement/information statement/prospectus comprising part of the Registration Statement (including the Merger Agreement); (b) the Company’s Certificate of Incorporation, as amended (“Certificate of Incorporation”); (c) the Company’s Bylaws (“Bylaws”); (d) certain records of the Company’s corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. We also have assumed that (i) the Registration Statement shall be effective and comply with all applicable laws at the time the Shelf Securities and Resale Securities are offered or issued as contemplated by the Registration Statement, (ii) all such Common Stock will be issued and sold in compliance with the applicable provisions of the Act and the securities or blue sky laws of the various states, as applicable, and in the manner stated in the Registration Statement, (iii) resolutions authorizing the Company to register, offer, sell and issue the Common Stock shall have been duly adopted and shall remain in full force and effect, (iv) the number of shares of Common Stock to be issued, together with all other shares of Common Stock that are outstanding or reserved for issuance, shall not exceed the number of such shares authorized under the Company’s Certificate of Incorporation; (v)  the issuance and sale of the Common Stock, as an when issued, will not violate or constitute a default or breach under any agreement or instrument binding the Company, any applicable law, rule or regulation, any judicial or regulatory order or decree of any governmental authority, or any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority, (vi) a valid amendment related to the warrant agreements governing Redbox’s public and private warrants shall be negotiated and executed by the parties to the Merger Agreement as contemplated by the Merger Agreement, and (vii) the shares of Common Stock shall have been duly recorded and the certificates representing the Common Stock, if any, shall have been duly authorized, executed, attested, authenticated and/or countersigned, as applicable, and delivered. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinions hereinafter expressed.

Based upon and subject to the foregoing, we are of the opinion that:

1.           The issuance of the shares of Common Stock in the Merger Issuance has been duly authorized and, upon issuance and delivery at the Effective Time in accordance with, and for the consideration provided in the Merger Agreement, such shares of Common Stock will be validly issued, fully paid and non-assessable.

2.             The issuance of the shares of Common Stock in the Warrant Issuances has been duly authorized and, upon issuance and delivery of exercise of Redbox’s public and private warrants from time to time in accordance with the terms of such warrants and the warrant agreement governing same (as amended as prescribed by the Merger Agreement) and payment of all consideration required thereby, such shares of Common Stock will be validly issued, fully paid and non-assessable.

Our opinion that any document constitutes a binding obligation is qualified by reference to (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; and (ii) limitations imposed by general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; (ii) any waiver (whether or not stated as such) under the Securities Agreements of, or any consent thereunder relating to, unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (iii) any waiver (whether or not stated as such) contained in the Securities Agreements of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iv) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party; (v) any purported fraudulent transfer “savings” clause; (vi) any provision in any Securities Agreement waiving the right to object to venue in any court; (vii) any agreement to submit to the jurisdiction of any Federal court; (viii) any waiver of the right to jury trial or (ix) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

No opinion is expressed herein other than as to the corporate law of the State of Delaware, the laws of the State of New York, and the federal securities law of the United States of America.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, to the use of our name as counsel to the Company, and to all references made to us in the Registration Statement and the prospectuses forming a part thereof. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Graubard Miller
Graubard Miller